UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

Bantek, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

330 Changebridge Road, Pine Brook, NJ 07058
(address of principal executive offices) (zip code)

(203) 220-2296
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BANT	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2019, Livingston Asset Management, LLC (“Livingston”) and Trillium Partners, LP (“Trillium”) each entered into a Convertible Debt Amendment with Bantek, Inc. (the “Company”) for the purpose of removing the conversion rights and conversion provisions from all promissory notes held by Livingston and Trillium. Schedule A of each such Convertible Debt Amendment lists all of the promissory notes held by Livingston and Trillium, respectively, which are no longer convertible into the Company’s stock.

The foregoing is a summary of the terms of the Convertible Debt Amendments and is qualified in its entirety by the Convertible Debt Amendments attached hereto and incorporated herein as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Convertible Debt Amendment between Bantek, Inc. and Livingston Asset Management, LLC dated November 1, 2019
10.2	Convertible Debt Amendment between Bantek, Inc. and Trillium Partners, LP dated November 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019	Bantek, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO

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